CONSULTING AGREEMENT

This CONSULTING AGREEMENT is dated as of May 14, 2020 (this “Agreement”), between Criteo Corp., a Delaware corporation (the “Company”), and Dave Anderson (the “Consultant”).

WHEREAS, the Company wishes to engage the services of the Consultant to advise and consult with the Company and Criteo S.A. (“Parent”, and together with the Company, the “Group”) as their respective Interim Chief Financial Officer (“Interim CFO”), as set forth in this Agreement.

WHEREAS, the Consultant has extensive experience in business and financial reporting, accounting, and executive management. As a result, the Consultant has the expertise to advise and assist the Group as Interim CFO.

WHEREAS, the Company wishes to engage the services of the Consultant as an independent contractor to advise and consult with the Group as provided for in Section 3 below.

WHEREAS, The Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

NOW THEREFORE, in order to effect the foregoing, the Company and the Consultant wish to enter into a consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to perform services for the Group, on the terms and conditions set forth herein.

1.Term. The term of this Agreement shall commence as of May 18, 2020 (the “Effective Date”) and continue thereafter until the six (6) month anniversary thereof (the “Term”). Any extension of the Term will be subject to mutual written agreement between the Consultant and the Company.

2.Termination. Notwithstanding Section 1, this Agreement may be terminated by either party upon written notice to the other party in the event that the party receiving notice materially breaches this Agreement and fails to cure such breach within fifteen (15) days after receipt of written notice of such breach that specifies the nature of the alleged breach.

3.Duties.

a)Beginning on the Effective Date and continuing until the expiration of the Term (the “Consulting Period”), the Consultant shall serve as a consultant to the Company on an exclusive basis, acting as the Interim CFO for each of the Company and Parent. As

Interim CFO, the Consultant shall perform such services and duties (the “Services”) as reasonably required by the Company. Consultant shall report to the Group’s Chief Executive Officer. In the performance of the Services under this Agreement, the Group will rely on the Consultant to provide his best efforts and as much time as necessary to provide leadership for the Company. The Consultant will be responsible for overseeing the preparation of the financial books and records of the Group, and will have such authorities as would normally accrue to a Chief Financial Officer, such as approving contracts, expenditures, signing checks and otherwise issuing funds. The Consultant will also serve as Parent’s Principal Financial Officer and Principal Accounting Officer for reporting purposes with the United States Securities and Exchange Commission, and will be responsible for certain related public company certifications. The time devoted to accomplish the duties hereunder shall be within the Consultant’s control although it is expected that Consultant will provide the Services on a full time basis.

a.The Company shall provide the Consultant with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services. Unless otherwise specified in Annex A hereto, the Consultant shall furnish, at his own expense, the materials, equipment, and other resources necessary to perform the Services. The Consultant shall comply with all policies of the Company applicable to Company independent contractors, including without limitation its Code of Business Conduct and Ethics and Insider Trading.

4.Place of Performance. The Consultant shall perform his duties and conduct his business at such locations as are reasonably acceptable to him and the Company, including the Consultant's place of residence.

5.Independent Contractor.

i.During the Consulting Period, the Consultant shall be an independent contractor. It is intended by both the Consultant and the Company that the Services to be performed by the Consultant shall not result in an employer/employee relationship and the Consultant shall not entitled to the benefits provided by the Company or Parent, and/or their respective affiliates, to their employees, including but not limited to coverage under any qualified or unqualified retirement plan or group health plan.

ii.Neither Federal, state or local income taxes nor payroll taxes of any kind shall be withheld or paid by the Company on behalf of the Consultant. The Consultant shall be responsible for payment of all taxes for remuneration received under this Agreement, including Federal, state and local income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required.

iii.No workers compensation insurance shall be obtained by the Company concerning the Consultant.

6.Intellectual Property Rights.

i.The Company is and will be the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement, including but not limited the deliverables set out in Annex B (collectively, the “Deliverables”) and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services or other work performed in connection with the Services or this Agreement (collectively, and including the Deliverables, “Work Product”) including all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. The Consultant agrees that the Work Product is hereby deemed "work made for hire" as defined in 17 U.S.C. § 101 for the Company and all copyrights therein automatically and immediately vest in the Company. If, for any reason, any Work Product does not constitute "work made for hire," he hereby irrevocably assign to the Company, for no additional consideration, his entire right, title, and interest throughout the world in and to the Work Product, including all Intellectual Property Rights therein, including the right to sue for past, present, and future infringement, misappropriation, or dilution thereof.

ii.To the extent any copyrights are assigned under this Section 6, the Consultant hereby irrevocably waives in favor of the Company, to the extent permitted by applicable law, any and all claims he may now or hereafter have in any jurisdiction to all rights of paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as "moral rights" in relation to all Work Product to which the assigned copyrights apply.

iii.Upon the request of the Company, during and after the Term, the Consultant shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, and provide such further cooperation, as may be reasonably necessary to assist the Company to apply for, prosecute, register, maintain, perfect, record, or enforce its rights in any Work Product and all Intellectual Property Rights therein. In the event the Company is unable, after reasonable effort, to obtain his signature on any such documents, the Consultant hereby irrevocably designates and appoints the Company as his agent and attorney-in-fact, to act for and on his behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Work Product with the same legal force and effect as if he had executed them. The Consultant agrees that this power of attorney is coupled with an interest.

iv.Notwithstanding Section 6(a), to the extent that any of his pre- existing materials are incorporated in or combined with any Deliverable, or otherwise necessary for the use or exploitation of any Work Product, the Consultant hereby grants to the Company an irrevocable, worldwide, perpetual, royalty-free, non-exclusive license to use, publish, reproduce, perform, display, distribute, modify, prepare derivative works based upon, make, have made, sell, offer to sell, import, and otherwise exploit such preexisting materials and derivative works thereof. The Company may assign, transfer, and sublicense (through multiple tiers) such rights to others without Consultant’s approval.

i.As between the Consultant and the Company, the Company is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to the Consultant by the Company (“Company Materials”), including all Intellectual Property Rights therein. The Consultant has no right or license to reproduce or use any Company Materials except solely during the Term to the extent necessary to perform his obligations under this Agreement. All other rights in and to the Company Materials are expressly reserved by the Company. The Consultant has no right or license to use the Company's trademarks, service marks, trade names, logos, symbols, or brand names.

7.Terms of Payment; Business Expenses.

ii.During the Consulting Period, the Company shall pay the Consultant, as remuneration for the Services to be performed by the Consultant hereunder, a consulting fee of $83,333.33 per month, pro-rated for any partial months. The Consultant’s fee shall be paid in arrears in equal bi-monthly installments to occur on the 15th day and final day of each month, and shall be paid by the Company, without invoice, via direct deposit to the Consultant’s bank account as he shall direct in writing.

iii.The Consultant shall be eligible to earn a cash performance bonus (a “Performance Bonus”) from the Company, which shall be determined and paid as follows: the Performance Bonus shall be based on achievement of the strategic goals set forth by the Company (the “MBOs”). The Performance Bonus shall be $250,000.00. The Performance Bonus shall be paid upon on a determination of the Board of Directors of Parent as to whether, based on a reasonable evaluation, Consultant and the Company have achieved the MBOs. If, upon a reasonable evaluation, the Company determines that the Consultant is not entitled to receive a full Performance Bonus, the Company shall pay him a partial bonus in an amount that fairly reflects the extent to which the MBOs were achieved. If earned, the Performance Bonus shall be payable in 2021, at the same time as the 2020 bonus payment to the Group’s Chief Executive Officer.

iv.In addition to the consulting fee described in Section 7(a) hereof, the Company, promptly following receipt of appropriate documentation, shall reimburse the Consultant for the reasonable, out-of-pocket, business and travel expenses incurred in connection with rendering the Services under this Agreement, in accordance with the Group’s policies as in effect from time to time.

v.All remuneration paid to the Consultant shall be in respect of the Consultant’s services to the Company as its Interim CFO.

8.Cessation of Payment Obligation. In the event that the Company determines in its reasonable judgment that there has been a material breach by the Consultant of the terms of Section 3 hereof, the Company shall immediately notify the Consultant in writing as provided in Section 2. A “material breach” refers only to actions or omissions by the Consultant that constitute gross misconduct, fraud, or a material failure to perform his duties under Section 3. If the Consultant materially fails to perform his duties under Section 3, the Company must provide the Consultant with an opportunity to cure the alleged material breach. If the Company establishes that the Consultant has committed gross misconduct or fraud, or if the Consultant fails to cure a material failure to perform his duties within fifteen (15) days of receiving written notice, then all rights of the Consultant under Sections 7(a) and 7(b) hereof shall immediately terminate and the Company shall thereafter have no obligation to pay or provide any additional amounts or benefits to the Consultant hereunder.

9.Confidential Information. During the Term and at all times thereafter, the Consultant shall not, without the prior written consent of the Company (except as may be required in connection with any judicial or administrative proceeding or inquiry) disclose to any person, other than an officer or director of the Group or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance of the Services hereunder, any material confidential information obtained by the Consultant while consulting with the Group with respect to its business, assets or operations, including, but not limited to, material confidential information relating to the properties, accounts, books, records, supplies, trade secrets and contracts of the Group. If the Consultant is required to disclose confidential information of the Group in connection with any judicial or administrative proceeding or inquiry, the Consultant must give the Company prompt notice and consult with the Company, at the Company’s expense.

10.Indemnification. Prior to or shortly after the Effective Date, the Parent and the Consultant will execute an indemnification agreement that is substantially similar to the indemnification agreement between the Parent and the Group’s executive officers. In addition, during the Term and for a period of six (6) years thereafter, the Parent shall purchase and maintain, at its own expense, directors and officers liability insurance providing coverage to the Consultant on terms that are no less favorable than the coverage provided to similarly situated executives of the Company.

11.Surrender of Material Upon Termination of Agreement. Upon termination of this Agreement, the Consultant shall return immediately to the Company all Company Materials, Work Products and Group intellectual property (including all books, records, notes, data and information relating to the Group or its business and all other Group property), and, if requested by the Company, will so certify in writing that he has done so.

12.Notices. All notices and other communications provided for herein shall be in writing and shall be made by hand delivery, by United States first class mail

(registered, return receipt requested, postage prepaid), telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

if to the Consultant:

Dave Anderson
Email: [*********]
if to the Company:
Criteo Corp.
387 Park Avenue South New York, NY 10016
Attention: Ryan Damon, EVP General Counsel and Corporate Secretary Email: R.Damon@criteo.com or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. Except as otherwise provided in this Agreement, each such notice shall be deemed given, if personally delivered, at the time delivered; if mailed, five business days after being deposited in the mail; if telexed, when answered back; if telecopied, when receipt is acknowledged; and, if sent by overnight air courier, the next business day after timely delivery to the courier.

13.Miscellaneous

i.Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

ii.Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

iii.Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

i.Assignment. The Consultant may not assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, but the Company may assign, delegate or otherwise transfer any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, to any successor to its business and such rights or obligations will inure to the benefit and be binding upon any such successor.

ii.Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

iii.Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Delaware without regard to principles of conflicts of laws. The parties agree that they will first attempt to resolve any disputes arising under this Agreement through good faith negotiations, that any litigation hereunder shall be brought in the courts of the State of Delaware, County of New Castle, or in the U.S. District Court for the District of Delaware, and that venue and jurisdiction in those courts shall be proper.

iv.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

CRITEO CORP.:

By: /s/ Megan Clarken  Name: Megan Clarken
Title: Chief Executive Officer

CONSULTANT:
By: /s/ Dave Anderson  Name: Dave Anderson

[Signature Page to Consulting Agreement]

Annex A

Materials and Resources

- Company laptop during the Term